UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2006

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 1.01.	Entry into a Material Definitive Agreement.

Approval of Amended Director Compensation Philosophy and Plan

On July 25, 2006, the Board amended the Director Compensation Philosophy and Plan (as so amended, the “Director Plan”) to allow for the grant of stock appreciation rights, as an alternative to options, to new Board members upon appointment to the Board, to non-management Board members for their service on the Board and to those Board members serving as the lead independent director or the chair of the Audit, Compensation or Compliance Committee for their service in those capacities, in each case in accordance with the Director Plan.

The Director Plan was further amended to provide that options, stock appreciation rights or deferred stock units granted to non-management Board members for their service on the Board and to those Board members serving as the lead independent director or the chair of the Audit, Compensation or Compliance Committee will be granted to the Board members entitled thereto, in the amounts specified in the Director Plan, per year of service on the Board in such capacity, or the pro rata equivalent for service of less than a year.

The foregoing description of the Director Plan is qualified in its entirety by reference to the Director Plan which is attached hereto as Exhibit 10.1.

Approval of Amended and Restated 2002 Equity Compensation Plan

On July 25, 2006, the Board amended and restated the 2002 Equity Compensation Plan to include the definition of “Fair Market Value” as it relates to the settlement of a stock appreciation right.

The foregoing description of the amended and restated 2002 Equity Compensation Plan is qualified in its entirety by reference to the 2002 Equity Compensation Plan which is attached hereto as Exhibit 10.2.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Financial Officer

On July 25, 2006, the Board approved the appointment of Mark G. Harrison, age 49, as the Company’s Chief Financial Officer, effective September 1, 2006. Upon the effectiveness of Mr. Harrison’s appointment, Gary Beil will no longer serve as acting Chief Financial Officer and will be appointed Vice President-Finance, and Mr. Harrison will be the Chief Financial Officer and principal financial officer of the Company.

From August 2003 until joining the Company, Mr. Harrison served as Executive Vice President and Chief Financial Officer of Allina Hospitals & Clinics. From April 1993 to August 2003, Mr. Harrison co-founded Shattuck Hammond Partners LLC, an independent investment banking and financial advisory firm that was originally founded as a healthcare services boutique, and served as a Principal and its West Coast Manager. From September 1988 to April 1993, Mr. Harrison was a Principal and Manager of the West Coast Office of Cain Brothers, Shattuck and Company. From September 1983 to September 1988, Mr. Harrison was part of the healthcare group at Lehman Brothers.

There are no family relationships between Mr. Harrison and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Harrison, or any member of his immediate family, has a direct or indirect material interest.

The material terms of Mr. Harrison’s Employment Agreement are included in, and incorporated by reference from, the Current Report on Form 8-K filed by the Company on July 6, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended Director Compensation Philosophy and Plan.

10.2	Amended and Restated 2002 Equity Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: July 31, 2006	By:	/s/ Joseph Schohl
Joseph Schohl
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended Director Compensation Philosophy and Plan.

10.2	Amended and Restated 2002 Equity Compensation Plan.